================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 19, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events
------   ------------

Second Quarter Earnings
-----------------------

     Occidental Petroleum Corporation announced on July 19, 2000 that its second quarter 2000 net income of $564 million ($1.53 per share) marks the best quarter in the company's history.

     These results included an after-tax gain of approximately $300 million related to the previously announced sale of Occidental's 29.2 percent interest in Canadian Occidental Petroleum Ltd. (CanOxy) and an after-tax charge of approximately $80 million for the previously announced decision to exit several of Occidental's chemical intermediate businesses.

     The 2000 second quarter net income compares to $9 million ($.02 per share) of net income reported for the second quarter of 1999. Earnings before special items were $343 million for the second quarter of 2000, compared with earnings before special items of $4 million for the second quarter of 1999. Sales of $3.1 billion for the second quarter of 2000 were nearly double the $1.6 billion reported for the same period in 1999.

                                   Oil and Gas
                                   -----------

     Oil and gas divisional earnings were $557 million for the second quarter of 2000, compared with $166 million for the second quarter of 1999. The significant improvement in earnings is primarily the result of higher worldwide crude oil and natural gas prices and higher production volumes. The increase in domestic production volumes, resulting from the completed acquisitions of Altura Energy Ltd. and ARCO Long Beach Inc., (THUMS) more than offset the lower international production resulting from the sale of our producing assets in Peru.

                                    Chemicals
                                    ---------

     Chemical divisional results before special items were $154 million for the second quarter of 2000, compared with $21 million for the second quarter of 1999. The improvement in earnings is due to higher margins and sales volumes for Polyvinyl Chloride resins, Ethylene Dichloride, Vinyl Chloride Monomer and Chlorine. Partially offsetting these increases were higher energy and feedstock costs.

     Chemical results after special items for the second quarter of 2000 were $34 million compared with $33 million for the second quarter of 1999. The 2000 results include a $120 million pre-tax charge resulting from the decision to exit several of its chemical intermediate businesses. The 1999 results included a $12 million gain from the sale of a plant by an equity affiliate.

                                      Other
                                      -----

     The second quarter of 2000 included a $493 million pre-tax gain related to the sale of Occidental's investment in CanOxy.

     For the first six months of 2000, Occidental's net income was $835 million ($2.27 per share), compared with a net loss of $61 million ($.20 per share) for the first six months of 1999. The six months results before special items were net income of $607 million for 2000, compared with a loss before special items of $64 million for 1999. Sales were $5.6 billion for the six months of 2000, compared with $3.0 billion for the same period of 1999.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                              Second Quarter                Six Months
                                       ---------------------     ---------------------
Periods Ended June 30                       2000        1999          2000        1999
====================================   =========   =========     =========   =========
DIVISIONAL NET SALES
   Oil and gas                         $   2,122  $      944     $   3,649   $   1,690
   Chemical                                1,006         703         1,987       1,301
                                       ---------   ---------     ---------   ---------
   Net sales                           $   3,128   $   1,647     $   5,636   $   2,991
====================================   =========   =========     =========   =========

DIVISIONAL EARNINGS
   Oil and gas                         $     557   $     166     $     951   $     231
   Chemical                                   34          33           177          45
                                       ---------   ---------     ---------   ---------
                                             591         199         1,128         276
UNALLOCATED CORPORATE ITEMS
   Interest expense, net (a)                (104)       (123)         (203)       (239)
   Income taxes (b)                         (349)        (27)         (499)        (24)
   Permian preferred distributions           (30)         --           (30)         --
   Trust preferred distributions
     & other                                 (16)        (15)          (33)        (29)
   Other                                     472         (22)          472         (29)
                                       ---------   ---------     ---------   ---------
INCOME (LOSS) BEFORE EXTRAORDINARY
   ITEMS AND EFFECT OF CHANGES IN
   ACCOUNTING PRINCIPLES                     564          12           835         (45)
   Extraordinary loss, net                    --          (3)           --          (3)
   Cumulative effect of changes in
     accounting principles, net               --          --            --         (13)
                                       ---------   ---------     ---------   ---------
NET INCOME (LOSS)                            564           9           835         (61)
Effect of repurchase of Trust
   Preferred Securities                       --          --             1          --
Preferred dividends                           --          (3)           --          (7)
                                       ---------   ---------     ---------   ---------

EARNINGS (LOSS) APPLICABLE
   TO COMMON STOCK                     $     564   $       6     $     836   $     (68)
                                       =========   =========     =========   =========

BASIC AND DILUTED EARNINGS (LOSS)
   PER COMMON SHARE

   Income (loss) before
     extraordinary items and
     effect of changes in
     accounting principles             $    1.53   $     .03     $    2.27   $    (.15)
   Extraordinary loss, net                    --        (.01)           --        (.01)
   Cumulative effect of changes in
     accounting principles, net               --          --            --        (.04)
                                       ---------   ---------     ---------   ---------
                                       $    1.53   $     .02     $    2.27   $    (.20)
                                       =========   =========     =========   =========

AVERAGE BASIC COMMON SHARES
  OUTSTANDING                              368.8       348.4         368.5       348.1
====================================   =========   =========     =========   =========

(a) The year 2000 includes $30 million interest income on notes receivable from Altura partners.
(b) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $2 million and $4 million at Oil and Gas and Chemical, respectively, in the second quarter of 2000 and by $31 million and $4 million at Oil and Gas and Chemical, respectively, in the second quarter of 1999.

SUMMARY OF OPERATING STATISTICS

                                              Second Quarter                Six Months
                                       ---------------------     ---------------------
Periods Ended June 30                       2000        1999          2000        1999
====================================   =========   =========     =========   =========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                  167          62           115          64
   Natural gas liquids
     (thousands of barrels)                   25           9            16           9
   Natural gas
     (millions of cubic feet)                715         670           669         659

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                   62         110            57         106

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                  130         151           124         148
   Natural gas
     (millions of cubic feet)                 51          54            51          53

Barrels of Oil Equivalent (MBOE)             512         453           432         446



CAPITAL EXPENDITURES (millions)        $     210   $     131     $     333   $     263
                                       =========   =========     =========   =========

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)    $     233   $     203     $     419   $     400
====================================   =========   =========     =========   =========

------   ------------------------

Recent Development - Monetization of Gulf of Mexico Assets
----------------------------------------------------------

     Occidental Petroleum Corporation announced on July 20, 2000, that it has agreed to two transactions with Apache Corporation involving Occidental's interests in proved reserves of about 50 million barrels of oil equivalent in the Continental Shelf of the Gulf of Mexico. These transactions will generate proceeds of $341 million this year and and are expected to generate additional proceeds of $11 million per year for the next four years -- for a total consideration of $385 million.

     In one transaction, Occidental agreed to sell its share of gas production of a wholly owned subsidiary holding its Gulf of Mexico shelf assets for approximately $280 million. In a separate transaction, Occidental also agreed to sell an interest in that subsidiary for approximately $61 million, with an option to purchase additional interests for $44 million.

     As a result of these two transactions, which are expected to close August 15, Occidental will record a pretax gain of approximately $65 million.

Forward-Looking Statements
     This report contains forward-looking statements which reflect management's expectations and are based upon data available at the time the statements were made. Actual results are subject to future events and uncertainties, which could materially impact performance.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    July 20, 2000       S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)